Exhibit 10.10

SEVERANCE AGREEMENT

        THIS SEVERANCE AGREEMENT ("Agreement") is effective as of November 3, 2008, by and between J.W. Roth ("Roth") and Disaboom Inc (the "Company"). The Company and Mr. Roth are referred to jointly herein as "the Parties."

        WHEREAS, Roth has served as the Company’s chairman of the board of directors and chief executive officer since the Company’s inception.

        WHEREAS, effective October 1, 2007 the Company and Roth entered into an executive employment agreement which set forth the terms upon which Roth continued to serve as the Company’s chief executive officer (the “Employment Agreement”).

        WHEREAS, the Parties wish to mutually terminate Roth’s status as the Company’s chief executive officer and in turn terminate certain provisions of the of the Employment Agreement.

        WHEREAS, after the effective date of this Agreement Roth will continue to serve as the Company’s chairman of the board of directors and additionally has agreed to provide the Company certain consulting services pursuant to a business consulting agreement being entered into between the Parties contemporaneously herewith (the “Consulting Agreement”).

        NOW THEREFORE, in consideration of the following covenants and promises and for other valuable consideration as described below, the Parties hereby agree as follows:

        1.           Resignation and Termination of the Employment Agreement.

                     a.        Roth hereby resigns from his position as Chief Executive Officer of the Company. The Parties hereby agree that, except as provided in this Agreement, the Employment Agreement is terminated and of no further force or effect. The Parties agree that upon payment of the consideration described in Section 2 below, Roth is not due any other compensation under the Employment Agreement, including any bonus for the current or previous fiscal year.

                     b.        The Parties agree that any and all of the restrictions and obligations contained within Article 4 of the Employment Agreement, including but not limited to, the non-competition and non-solicitation restrictions, remain in full force and effect as described in the Employment Agreement. The Parties agree and confirm that for the purposes of Section 4.3 of the Employment Agreement that the Company is currently engaged in the business of operating web sites that provide a community for people living with disabilities and provide certain services and products for such persons. Roth agrees and confirms that these restrictions are reasonable in scope and will not significantly limit Roth’s employment opportunities and mobility.

                     c.        The Parties further agree that the Company’s indemnification obligations set forth in Article 6.1 of the Employment Agreement shall remain in full force and effect and shall survive termination of the Employment Agreement. The Company further agrees to continue in full force and effect, at Company’s expense, any directors and officers insurance policy currently in effect for claims based upon any act or omission by Roth in his capacity as a director or officer of the Company.

        2.       Consideration.

                     a.    Severance Payment. In consideration for the performance of his obligations under this Agreement and in connection with the termination of the Employment Agreement and severance requirements under Section 5.4, the Company will pay Roth a severance payment of $200,000. Such payment will be made in a lump sum by no later than November 3, 2008.

                     b. Accrued Earned but Unused Paid Time Off. At the time that the payment due Roth under section 2(a) above is paid, the Company shall also pay Roth for all accrued earned but unused paid time off in the amount of $15,384.00.

                     c. The Parties agree to make all necessary and usual reports to the Internal Revenue Service, state taxing authorities and any similar agencies and to perform all withholdings normally applicable to the types and amounts of payments and other consideration Roth is to receive as a result of this Agreement.

        3. Stock Transfers. The Parties acknowledge that Roth is a major shareholder of the Company. Roth agrees that he will not sell, transfer or otherwise dispose of any shares of Company common stock he directly or indirectly owns except pursuant to the Securities Act of 1933 or an exemption from registration thereunder. The Company agrees that upon Roth’s request, at its expense and within five business days of Roth’s request, it shall cause its legal counsel to render any appropriate legal opinion to permit Roth to transfer or sell, or otherwise dispose of such Company restricted stock he owns in compliance with Rule 144 under the Securities Act of 1933. Roth agrees that the Company’s obligations under this Section 3 are subject to Roth complying with the Company’s reasonable requests that he provide any necessary representations to the Company as part of any proposed sale or transfer.

        4. Company Property. Roth agrees that at the termination of the Consulting Agreement he shall return all property of, and information pertaining to, the Company then in his possession and control. Notwithstanding the foregoing, the Parties have agreed that upon the execution of this Agreement and Roth’s payment of $1000.00 Roth will take ownership of the two Company laptop computers in his possession.

        5.       Entire Agreement; Amendment; Enforceability; Interpretation. This Agreement, and the Consulting Agreement, express the Parties’ entire understanding about its subject matter and are the only agreements, promises or understandings on which the Parties are relying in performing the duties this Agreement describes. There are no oral agreements or promises between Roth and the Company except as set forth herein. This Agreement may only be amended, changed or waived through a written document signed by both Parties. This Agreement is enforceable by and against each Party and anyone else who has or who obtains rights under this Agreement from either Party. This Agreement will be interpreted and enforced under Colorado law. No part of this Agreement should be construed against either Party on the basis of authorship. Any unenforceable provision of this Agreement will be modified to the extent necessary to make it enforceable or, if that is not possible, will be severed from this Agreement, and the remainder of this Agreement will be enforced to the fullest extent possible. In the event of any dispute between the parties which results in litigation, the exclusive venue for such litigation shall be a district court within the State of Colorado.

         6.       Attorneys’ Fees. Each of the Parties shall be responsible to pay his or its respective attorneys’ fees incurred in connection with the negotiation and drafting of this Agreement. In the event of any action by any Party hereto to enforce this Agreement, or any other agreement delivered pursuant hereto, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and costs.

        7.       No Reliance. The Parties warrant to each other that in agreeing to the terms of this Agreement, they have not relied in any way upon any representations or statements of the other Party regarding the subject matter hereof for the basis or effect of this Agreement other than those representations or statements contained herein. Each Party represents that in entering into this Agreement and completing the transactions hereunder, he or it has done so after completing such investigation as he or it has determined to be necessary or appropriate in the circumstances, and after having consulted with and taken advice from such Party’s legal, financial, tax, investment, and other advisors to the extent such Party has determined such consultation to be necessary or appropriate in the circumstances. Without any limitation to the foregoing, each of the parties hereto acknowledge that the law firm of Burns, Figa, and Will, P.C., has provided advice with respect to this Agreement and the Consulting Agreement only to the Company, and has not provided any legal or other advice to Roth.

        8.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be treated as original signatures for all purposes.

        9.       Survival. The Parties agree that the obligations, representations and warranties contained herein shall indefinitely survive the execution of this Agreement, the delivery of all documents hereunder.

        10.       Further Assurances. The Parties shall execute and deliver after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as may be reasonably requested in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first mentioned above.

DISABOOM, INC.

By: /s/ John Walpuck John Walpuck Title: President

J.W. Roth

/s/ J. W. Roth J. W. Roth, Individually